SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a party other than the Registrant [  ]

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[  ]   Definitive Proxy Statement
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[  ]   Soliciting Material Pursuant to Section 240.14a-12

EuroPacific Growth Fund
The Growth Fund of America, Inc.
______________________________________________
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, other than the Registrant)

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[logo – American Funds®]

PLEASE VOTE NOW
(Third Reminder)

Fellow Shareholder:

We recently mailed you proxy materials relating to proposals to be voted on at a meeting of American Funds shareholders scheduled for November 24, 2009.  This letter was sent because we have not received your vote.

YOUR VOTE IS VERY IMPORTANT
VOTING NOW HELPS YOUR FUNDS LOWER OVERALL PROXY COSTS

For the reasons set forth in the proxy materials previously mailed to you, each fund’s Board of Directors/Trustees believes Proposals 1–7, as applicable, are in the shareholders’ best interest and unanimously recommends that you vote in favor.  The Boards have recommended a vote against Proposal 8.

Please vote using one of the following three options:

1.	VOTE ONLINE

Log on to www.proxyvote.com.  Please have your voting instruction form in hand to access your control number (located in the box) and follow the on screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call toll free 1-800-454-8683. Please have your voting instruction form in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the enclosed voting instruction form(s), then return them in the enclosed postage paid envelope.

If you have any questions about the proposals, you may call American Funds Service Company toll free at 1-800-421-0180.  Thank you for voting.